As filed with the Securities and Exchange Commission on October 23, 2020

Registration No. 333-248252

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO.1

TO

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

ONECONNECT FINANCIAL TECHNOLOGY CO., LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

55F, Ping An Financial Center No. 5033 Yitian Road, Futian District Shenzhen, Guangdong People’s Republic of China +(852) 3762-9357
(Address of Principal Executive Offices and Zip Code)

OneConnect Financial Technology Co., Ltd.
2017 Stock Incentive Plan (Amended and Restated on September 10, 2019, further Amended and Restated on September 28, 2020)

(Full title of the plan)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(Name and address of agent for service)

+ 1-800-221-0102

(Telephone number, including area code, of agent for service)

Copies to:

Wei Jye Jacky Lo
Chief Financial Officer
OneConnect Financial Technology Co., Ltd.
55F, Ping An Financial Center, No. 5033 Yitian Road
Futian District, Shenzhen, Guangdong
The People’s Republic of China
+(852) 3762-9357

Shuang Zhao, Esq. Cleary Gottlieb Steen & Hamilton LLP c/o 37th Floor, Hysan Place 500 Hennessy Road Causeway Bay, Hong Kong +852 2532 3783

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

OneConnect Financial Technology Co., Ltd. hereby amends its registration statement on form S-8 (registration No. 333-248252) by filing this post-effective amendment No. 1 to include the Stock Incentive Plan (amendment and restatement of the Stock Incentive Plan 2017, which was further amended and restated on September 28, 2020) of OneConnect Financial Technology Co., Ltd. The amended and restated 2017 Stock Incentive Plan of OneConnect Financial Technology Co., Ltd is filed herewith as Exhibit 4.2 and replaces Exhibit 4.2 of the initial registration statement.  No additional securities are being registered.

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Item 8. Exhibits

Exhibit Number	Description

4.2*	English translation of 2017 Stock Incentive Plan (amended and restated on September 10, 2019, further amended and restated on September 28, 2020) of the Registrant

*              Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shenzhen, China on the 23rd day of October, 2020.

OneConnect Financial Technology Co., Ltd.

By:	/s/ Wei Jye Jacky Lo
Name:	Wei Jye Jacky Lo
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chief Executive Officer, Director	October 23, 2020
Wangchun Ye	(Principal Executive Officer)

*
Rong Chen	Director	October 23, 2020

*
Sin Yin Tan	Director	October 23, 2020

*
Rui Li	Director	October 23, 2020

*
Wenwei Dou	Director	October 23, 2020

*
Min Zhu	Director	October 23, 2020

*
Qi Liang	Director	October 23, 2020

*
Yaolin Zhang	Director	October 23, 2020

*
Tianruo Pu	Director	October 23, 2020

/s/ Chow Wing Kin Anthony
Chow Wing Kin Anthony	Director	October 23, 2020

/s/ Wei Jye Jacky Lo	Chief Financial Officer	October 23, 2020
Wei Jye Jacky Lo	(Principal Financial and Accounting Officer)

*By:	/s/ Wei Jye Jacky Lo
Name: Wei Jye Jacky Lo
Attorney-in-fact

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